UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2008
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signatures
Ex-99.1

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2008, GameTech International, Inc. (the “Company”) entered into a non-binding asset purchase agreement (the “Agreement”) with RKD Holdings LLC. (“RKD”) to purchase an approximate 102,918 square foot industrial facility. The purchase price is $7.2 million in cash, subject to adjustment down, based upon results of due diligence as of the end of the 60 day Due Diligence Period. On June 1, 2008 the Due Diligence Period ended and the purchase agreement became binding.

The transaction is subject to a number of customary closing conditions. Under certain circumstances, if the transaction fails to close, RKD would retain the $200,000 deposit of Company.

 On May 27, 2008 GameTech International, Inc. (the “Company”) entered into a First Amendment to the Agreement (the “First Amendment”) with RKD Holdings LLC. (“RKD”) addressing certain repairs to be performed or credits to be paid by RKD. Additionally the closing date of the transaction was amended to occur on or before July 30, 2008.

Actual signatures of the parties to the agreements have been redacted for security purposes.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The description of the First Amendment contained herein is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Report on Form 8-K (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Jay Meilstrup
Jay Meilstrup
CEO

Date: June 5, 2008

 EXHIBIT INDEX

Exhibit Number	Description

99.1	Building Purchase Agreement Dated March 31, 2008
99.2	First Amendment to Building Purchase Agreement Dated May 27, 2008